EXHIBIT 1

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the Statement on Schedule 13D, dated October 21, 2004 ("Statement"), with respect to the Class A Common Stock, par value $.01 per share, of Boca Resorts, Inc. is, and any amendments thereto executed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 21st day of October 2004.



                                     By:/s/ H. Wayne Huizenga
                                        ----------------------------------------
                                        H. Wayne Huizenga


                                     HUIZENGA INVESTMENTS LIMITED
                                     PARTNERSHIP, a Nevada Limited Partnership

                                     By: Huizenga Investments, Inc., a Nevada
                                         Corporation, as General Partner

                                     By:/s/ Cris V. Branden
                                        ----------------------------------------
                                        Name:   Cris V. Branden
                                        Title:  President


                                     HUIZENGA INVESTMENTS, INC., a Nevada
                                     Corporation

                                     By:/s/ Cris V. Branden
                                        ----------------------------------------
                                        Name:   Cris V. Branden
                                        Title:  President